Exhibit 99.2

SWISHER HYGIENE PROVIDES OPERATIONS UPDATE

CHARLOTTE, NC – January 16, 2013 – Swisher Hygiene Inc. (“Swisher Hygiene”) (NASDAQ: SWSH, TSX: SWI), a leading provider of essential hygiene and sanitation products and services, announced today that it was providing certain preliminary financial figures ahead of its plans to file its restated financials for 2011 and the filing of its financials for 2012.

As of November 30, 2012, which includes the divestiture of its waste division, Swisher Hygiene had run-rate revenue, defined as annualized third quarter 2012 revenue, of $225 million. Approximately 65% of its run-rate revenue is currently generated from its core chemical operation.

In addition, as of December 31, 2012, Swisher Hygiene had approximately $70 million in cash and cash equivalents, as well as $12.5 million currently being held back from the sale of Choice Environmental Services pending the delivery of audited financial statements, and total debt outstanding of approximately $13 million.

“As we continue to work toward filing our financial statements, we are pleased to begin reporting some operating statistics to our shareholders,” said Thomas Byrne, Interim President and Chief Executive Officer of Swisher Hygiene. “We believe that through our focus on our core operations during the past year, and ongoing initiatives, that we will achieve positive operating cash flow with our current operations by the third quarter of 2013.”

“While we are unable to provide additional figures until our financial statements have been finalized, our financial reporting team continues to work diligently to meet the timelines set by NASDAQ and aid us in regaining full compliance,” continued Mr. Byrne. “We remain optimistic about Swisher Hygiene’s overall operations and plan to provide further updates on our 2013 and long-term strategies in the upcoming months. In the interim, we remain dedicated to serving our customers nationwide on a day-to-day basis with our comprehensive core chemical program as well as our complementary hygiene and linen services.”

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release, unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. All of these assumptions have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third-party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, both filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at

www.sedar.com, and Swisher Hygiene’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher Hygiene’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ and TSX listed company that provides essential hygiene and sanitation solutions to customers throughout much of North America and internationally through its global network of company-owned operations, franchises and master licensees operating in countries across Europe and Asia. These essential solutions include cleaning and sanitizing chemicals, foodservice and laundry products, restroom hygiene programs and a full range of related products and services. This broad set of offerings is designed to promote superior cleanliness and sanitation in all commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene’s customers include a wide range of commercial enterprises, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:

Amy Simpson

Phone: (704) 602-7116

Garrett Edson, ICR

Phone: (203) 682-8331

Media Contact:

Alecia Pulman, ICR

Phone: (203) 682-8224